UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in charter)

Texas (State of Incorporation)	000-22007 (Commission File No.)	76-0519693 (I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY HOUSTON, TEXAS (Address of Principal Executive Offices)	77027 (Zip Code)

(713) 235-8800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

     On October 19, 2004, Southwest Bancorporation of Texas, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Walter E. Johnson. Mr. Johnson is Chairman of the Board of the Company and its wholly owned subsidiary, Southwest Bank of Texas National Association (the “Bank”).

     Unless sooner terminated pursuant to provisions of the Agreement, the Company agrees to employ Mr. Johnson until the date of the annual meeting of the shareholders of Company held in 2008. The Company has the right to terminate Mr. Johnson’s employment for any reason, in the sole discretion of the Board of Directors. Mr. Johnson can terminate the Agreement for any reason, in his sole discretion. Mr. Johnson has also agreed to certain confidentiality and non-competition clauses.

     For the period from February 18, 2002 until February 17, 2006, Mr. Johnson will receive an annual base salary of $300,000, unless he is notified by the Compensation Committee of the Board of Directors (the “Compensation Committee”) that his annual base salary for all or any portion of that period shall be a greater amount, not to exceed $400,000. For the period from February 18, 2006, until the 2008 Shareholder Meeting Date, Mr. Johnson will receive an annual base salary of $250,000, unless Executive is notified by the Compensation Committee that his annual base salary for all or any portion of that period shall be a greater amount, not to exceed $300,000. Mr. Johnson is also eligible, at the Compensation Committee’s discretion, for a bonus of up to 60% of his annual base salary in 2004 and 2005 and up to 75% of his annual base salary in 2006, 2007, and 2008.

     The Company will also maintain life insurance on Mr. Johnson, and he and his spouse, dependents and beneficiaries shall be allowed to participate in all benefits, plans and programs which are now, or may hereafter be, available to other executive employees of Company.

     If Mr. Johnson’s employment is terminated by Company without cause or as a result of a disability, then the Company shall (i) continue to pay him the then current annual base salary and bonuses at the average percentage of annual base salary paid to him within the two-calendar year period preceding his termination of employment with Company, as if he had remained employed by Company through the 2008 Shareholder Meeting, and (ii) continue coverage under Company’s medical and dental plans and life insurance for him and his dependents (including his spouse) who were covered under those plans and insurance on the day prior to his termination of employment with Company as if he had remained employed by Company through the 2008 Shareholder Meeting Date.

     The form of Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1. The foregoing description is qualified by reference to Exhibit 10.1.

Item 9.01(c) Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
Dated: October 19, 2004	By:	/s/ Randall E. Meyer
Randall E. Meyer
Executive Vice President and Chief Financial Officer

3

INDEX TO EXHIBITS

Exhibit	Description
10.1	Amended and Restated Employment Agreement